SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                               December 12, 1996

                              EMCLAIRE FINANCIAL CORP.

            (Exact name of Registrant as specified in its Charter)

        Pennsylvania              333-11773           25-1606091
----------------------------    -------------      ---------------
(State or other jurisdiction    (SEC File No.)      (IRS Employer
     of incorporation)                             Identification
                                                       Number)

 612 Main Street, Emlenton, Pennsylvania               16373-0046
-----------------------------------------              ----------
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (412) 867-2311
                                                    --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last Report)


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                           EMCLAIRE FINANCIAL CORP.

                     INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

     On December 12, 1996, Emclaire Financial Corp., a Pennsylvania corporation ("Company"), completed the sale of 230,800 shares of common stock, $1.25 par value per share ("Common Stock"). The common stock of the Company was sold at $13.50 a share for net proceeds of approximately $2.9 million. The Company is the bank holding company for The Farmers National Bank of Emlenton, Emlenton, Pennsylvania (the "Bank").

     The Company intends to use the funds contributed to it for general corporate purposes. The net proceeds retained by the Company will be available for additional contributions to the Bank in the form of debt or equity, to support future acquisitions and diversification activities, although there are no such plans at this time. Upon completion of the offering, the Company had 1,030,000 shares issued and outstanding.

     The common stock began trading on the OTC Electronic Bulletin Board on December 12, 1996.

     A copy of a press release issued December 12, 1996 by the Company is attached hereto as Exhibit 99 and is incorporated herein by reference in its entirety.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

      (c)   Exhibits:

            99    Press Release dated December 12, 1996.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    EMCLAIRE FINANCIAL CORP.

Date: December 23, 1996             By:   /s/Ronald L. Ashbaugh
                                        -----------------------
                                        Ronald L. Ashbaugh
                                        President and Chief Executive
                                           Officer